                                                                   EXHIBIT 10.21

                     NONEXCLUSIVE PATENT LICENSE AGREEMENT

This Nonexclusive Patent License Agreement is made and effective as of February 11, 2000 (the "Effective Date"), by and between 3-Dimensional Pharmaceuticals, Inc., a corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and DuPont Pharmaceuticals Company (a wholly-owned subsidiary of E. I. DuPont de Nemours & Co. ("DuPont")) having its principal place of business at Centre Road, Chestnut Run Plaza, Building 721, Wilmington DE 19880 ("DPC"). 3DP and DPC may be referred to herein as a "Party" or, collectively, as the "Parties".

WHEREAS, 3DP has developed and patented certain DirectedDiversity(R) technology for generating chemical compounds having desired biological, chemical and other properties;

WHEREAS, DPC is engaged in research and development of biologically active compounds for the treatment of human disease;

WHEREAS, DPC wishes to license certain patent rights from 3DP on a nonexclusive basis;

WHEREAS, the parties desire to enter into this Agreement to set forth the licensing terms for such rights;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and intending to be legally bound, the Parties agree as follows:


Article 1  DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

     1.1 "Affiliate" means any corporation or other business entity which controls, is controlled by, or is under common control with 3DP or DPC. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least 50% of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint at least 50% of the members of the governing body of the corporation or other entity.

     1.2  "Agreement" means the present agreement including its Appendices.

     1.3 "Confidential Information" means all information that has or could have commercial value or other utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including confidential information, inventions, know-how, data and materials relating to the Licensed Patents, and shall include without limitation research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

     1.4  "DPC" means DuPont Pharmaceuticals Company as identified above.

     1.5 "DPC Site" means a Site which is a DPC Site or a Site of a DPC Affiliate which is involved in pharmaceutical (including diagnostic imaging) research and development.

     1.6  "DuPont" means E. I. DuPont de Nemours & Co. as identified above.

     1.7 "Effective Date" means the effective date of this Agreement as set forth above.

     1.8 "Field" means the research and development of chemical materials for use in pharmaceutical and diagnostic products. With respect to the Other DuPont Site described in Section 3.3, the Parties shall agree to the applicable definition of Field.

     1.9 "Improvements" means any inventions, discoveries, improvements or enhancements, whether or not patented or patentable, relating to the subject matter claimed in the Licensed Patents.

     1.10 "Licensed Patents" means all U.S. and foreign patent applications or issued patents identified in Appendix A, and any U.S. and foreign
                                       ----------
          patent applications or issued patents claiming Improvements made by 3DP in respect thereof, including any provisionals, divisionals, continuations, continuations-in-part, reissues and extensions derived therefrom, such as patent term restorations, supplementary protection certificates, etc., to the foregoing that may be filed by or granted to 3DP during the term of this Agreement.

     1.11 "Other DuPont Site" means a Site which is a DuPont Site or a Site of a DuPont Affiliate which is not a DPC Site and is not involved in pharmaceutical (including diagnostic imaging) research and development.

     1.12 "Site" means a discrete research facility, for example, a building or building complex at which DPC or an Affiliate of DPC conducts internal research and development activities, in a geographic location distinct from other research facilities of DPC or an Affiliate of DPC.

     1.13 "Site License Fee" shall have the meaning set forth in Section 3.2 below.

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     1.14 "Third Party" means an individual, corporation or other entity other than the Parties and their Affiliates.

     1.15 "3DP" means 3-Dimensional Pharmaceuticals, Inc. as identified above.

Article 2  GRANT OF LICENSE

     2.1  Nonexclusive Patent License. 3DP hereby grants DPC (and its
          ---------------------------
          Affiliates, but only to the extent specifically permitted herein) a nonexclusive license, without any right to sublicense, under the Licensed Patents in the Field but only in Direct Support of DPC's (or its Affiliate's as permitted herein) internal and collaborative research and development activities. As used herein, "Direct Support" means that DPC (or its Affiliates as permitted herein) may operate under the Licensed Patents to identify compounds with activity against targets that have been selected through DPC's (or its Affiliate's as permitted herein) internal research and development programs or to identify compounds for which DPC (or its Affiliates as permitted herein) will pay for a share of the development costs or receives at least a 10% royalty (or equivalent revenue share) or has any rights of commercialization. In accordance with the foregoing, it is acknowledged and understood that DPC and its Affiliates are not permitted under the license granted herein to compete with 3DP by providing combinatorial chemistry services to third parties on a fee-for-service basis.

          The rights granted hereunder may be extended by DPC to one (1) Other DuPont Site, provided that in such event DuPont or its Affiliate shall be bound in the same way as DPC with respect to all the terms and conditions of this Agreement. In such event DuPont (or its Affiliate as permitted herein) shall have a nonexclusive license, without any right to sublicense, under the Licensed Patents in the Field but only in Direct Support of DuPont's (or its Affiliate's as permitted herein) internal and collaborative research and development activities. As used in this paragraph, "Direct Support" means that DuPont (or its Affiliate as permitted herein) may operate under the Licensed Patents to identify compounds with activity against targets that have been selected through DuPont's (or its Affiliate's as permitted herein) internal research and development programs or to identify compounds for which DuPont (or its Affiliate as permitted herein) will pay for a share of the development costs or receives at least a 10% royalty (or equivalent revenue share) or has any rights of commercialization.

     2.2  Limitations on License Grant. Except as permitted under Section 2.1,
          ----------------------------
          DPC (and any of its Affiliates, to the extent permitted below) may not operate under the Licensed Patents on behalf of any Third Parties such as, for example, in connection with providing research or development services to any Third Party on a contractual basis. The foregoing license grant is further limited to on-site activities at one or more actual DPC Sites, and does not include or permit off-site or remote access through the internet or otherwise. In addition, the foregoing license does not permit activities by DPC or DuPont or their Affiliates under this Agreement that are covered by that certain Collaborative Research and License Agreement, effective on October 12, 1998, between 3DP and
          E. I. DuPont de Nemours & Co.

     2.3  Term and Renewal. The initial term of this Agreement shall expire on
          ----------------
          April 1, 2000. However, this Agreement may be renewed by DPC on an annual basis by payment of the Site License Fees as set forth in
          Section 3.2.

     2.4  Non-Assertion. During the term of this Agreement and so long as DPC
          -------------
          has not committed any material breach with respect to any obligation hereunder, 3DP will not assert any patent or patent application against DPC to prevent DPC from practicing the rights granted to DPC under Article 2 hereof.

Article 3  FINANCIAL TERMS

     3.1  License Fee. In consideration of the grant of rights under Article 2
          -----------
          of this Agreement, DPC agrees to pay an initial nonrefundable license fee of [**] within thirty (30) days of the Effective Date of this Agreement. This initial license fee shall be creditable against the first annual Site License Fee payable in accordance with Section 3.2.

     3.2  Individual Site License Fees. DPC shall pay a DPC Site License Fee
          ----------------------------
          of [**] (to which the [**] initial license fee paid under Section
          3.1 is a credit) when a DPC Site is activated by DPC. For purposes of this Agreement, the term "activate a DPC Site" shall mean that DPC desires to operate under the license at a DPC Site. If DPC does not first activate a DPC Site by April 1, 2000, DPC will pay 3DP a second nonrefundable license fee of [**] on that date, that is also creditable to the first DPC Site License Fee of [**], and DPC will then have until July 1, 2000 to first activate a DPC Site. If DPC does not first activate a DPC Site by July 1, 2000, the license granted hereunder shall automatically terminate. The date DPC activates a DPC Site shall be the "Site Activation Date" for such Site.

          Should DPC choose to extend the license to additional DPC Sites, DPC will pay an annual DPC Site License Fee of [**] for a total of [**] DPC Sites, and [**] for a total of [**] DPC Sites. Such DPC Sites may include [**] as set forth in Section 3.3 below. At such time that DPC has activated [**] (and DPC is paying an annual DPC Site License Fee of [**]), additional DPC Sites may be activated at [**]. At such time that DPC activates a DPC Site, DPC shall identify such Site to 3DP and the Site Activation Date for such Site. These Site License Fees are due when DPC commences operations under the Licensed Patents at any Site (i.e., upon the Site Activation Date) and DPC shall pay to 3DP an annual Site License Fee for each Site for each year DPC desires to maintain the license at such Site, which Site License Fee shall be payable on the anniversary of the Site Activation Date in accordance with the annual invoice to be sent by 3DP to DPC. Until such time as DPC is operating under the Licensed Patents at [**] DPC Sites, DPC may not transfer a Site License from one DPC Site to another DPC Site more than once per year, except in the case where DPC is permanently discontinuing operations at the DPC Site.

     3.3  Location of DPC Sites. The location(s) of the DPC Site(s) may include
          ---------------------
          the Wilmington Experimental Station, to the extent that DPC conducts research and development activities there, and other DPC Sites to be determined at DPC's sole discretion. Notwithstanding the foregoing, DPC may permit one (1) Other DuPont Site to operate under the Licensed Patents subject to the approval of 3DP, such approval not to be unreasonably withheld. Once approved, DPC may not transfer the license to another Other DuPont Site without the approval of 3DP, such approval not to be unreasonably withheld. Any such Other DuPont Site shall be considered to be a DPC Site for the purpose of determining License Fees, and operations under the Licensed Patents at any such Site shall be subject to all of the other terms and conditions of this Agreement.

     3.4  Mode of Payment. All license payments to 3DP hereunder shall be made
          ---------------
          by wire transfer of United States Dollars in the requisite amount to such bank account as 3DP may designate by notice to DPC. Payments shall be free and clear of any taxes, fees or charges, to the extent applicable.



**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     3.5  Most Favored Licensee Provision.  If 3DP grants substantially
          -------------------------------
          similar license rights in the Field as described herein to a Third Party after the Effective Date of this Agreement on more favorable financial terms to the Third Party than applicable to DPC hereunder, then 3DP agrees to apply those more favorable financial terms under this license to DPC thereafter. 3DP shall promptly notify DPC in writing if it has executed or does execute any license with a Third Party of substantially similar license rights as described herein containing financial terms which are more favorable to the Third Party than the financial terms applicable to DPC under this Agreement. For purposes of this Section 3.5, "substantially similar license rights" does not include a nonexclusive grant of license rights under the Licensed Patents where such grant is (i) solely during the term of a specified research and development collaboration and (ii) solely for use in support of the specified research and development collaboration or for use in connection with specified targets or a limited therapeutic class.

          Upon the written request of DPC and not more than once in each calendar year, 3DP shall permit an independent certified public accounting firm of nationally recognized standing selected by DPC and acceptable to 3DP (which acceptance by 3DP shall not be unreasonably withheld), at DPC's expense, to have access during normal business hours to such records of 3DP as may be reasonably necessary to verify 3DP's compliance with the provisions of this Section 3.5. The accounting firm shall enter into an acceptable and customary confidentiality agreement with 3DP obligating the accounting firm to retain in confidence all information of 3DP which it obtains in performing such audits hereunder, and such audit shall be subject to 3DP's third party confidentiality obligations. Such accounting firm shall report to DPC and 3DP whether or not 3DP is in compliance with this Section 3.5. If 3DP is not in compliance with this Section 3.5, such accounting firm shall disclose the financial terms of the Third Party license which contains more favorable financial terms than those applicable to DPC hereunder. In no event shall such accounting firm disclose the identity of the Third Party with whom 3DP has entered into a license.


     3.6  License for Use in Support of Combichem Collaborators. In 1999,
          -----------------------------------------------------
          DuPont acquired CombiChem, Inc., which is now an Affiliate of DPC. In the event that DPC desires to operate under the Licensed Patents for the benefit of a Third Party that entered into a collaborative research agreement with CombiChem, Inc. prior to the Effective Date
          (a "CCHM Collaborator") and such activity is not permitted under the grant of rights under Article 2 hereof, then upon request by DPC, 3DP shall grant to DPC a nonexclusive license, without any right to sublicense, under the Licensed Patents in the Field to permit DPC to operate under the Licensed Patents at a DPC Site for the benefit of such CCHM Collaborator. In consideration of each such grant of rights to DPC, DPC shall pay to 3DP an annual license fee of [**] for each year DPC desires to operate under the Licensed Patents for the benefit of each such CCHM Collaborator. Each such annual fee shall be payable within 30 days of the grant of the applicable license and (to the extent the license is desired by DPC to be continued) within 30 days of the anniversary date of the grant of such license. DPC shall be limited under this Section 3.6 to a maximum of [**] such CCHM Collaborators, and shall identify such CCHM Collaborators to 3DP in advance.


**Certain portions of this Exhibit have been ommitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Article 4  OBLIGATIONS OF DPC

     4.1  Annual Reports. DPC shall provide 3DP with written annual reports
          --------------
          within sixty (60) days after the end of each calendar year during the term of this Agreement to identify the DPC (or Affiliate's) Sites that are operating under the Licensed Patents.

Article 5  CONFIDENTIALITY

     5.1  Confidentiality Obligations. The Parties agree that, for the term of
          ---------------------------
          this Agreement and for ten (10) years thereafter, either Party that receives Confidential Information (a "Receiving Party") from the other Party (a "Disclosing Party") shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information furnished to it by the "Disclosing Party" pursuant to this Agreement (including without limitation, know-how), except to the extent that it can be established by the Receiving Party that such Confidential Information:

          (a) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party;

          (e) can be shown by written records to have been independently developed by the Receiving Party without reference to the Confidential Information received from the Disclosing Party and without breach of any of the provisions of this Agreement; or


**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          (f) the disclosing party has specifically agreed in writing that the receiving party may disclose.

          The obligations of confidentiality and non-use set forth in this
          Section 6.1 shall also apply to biological material and chemical compounds and associated information (including without limitation know-how) disclosed by one Party to the other prior to or during the term of this Agreement; provided however, that such obligation of confidentiality and non-use shall not apply with respect to compounds which are assigned to DPC or exclusively licensed to DPC by 3DP.

     5.2  Written Assurances and Permitted Uses of Confidential Information.

          (a) The Receiving Party may disclose Confidential Information to the extent the Receiving Party is compelled to disclose such information by a court or other tribunal of competent jurisdiction, provided however, that in such case the Receiving Party shall immediately give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said court or tribunal. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          (b) To the extent it is reasonably necessary or appropriate to fulfill its obligations and exercising its rights under this Agreement, the Parties may disclose Confidential Information to their Affiliates on a need-to-know basis on condition that such Affiliates agree to keep the Confidential Information confidential for the same time periods and to the same "extent as the Party is required to keep the Confidential Information confidential under this Agreement.

          (c) The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 5.2 shall be treated by each Party as Confidential Information of the other Party.

          (d) If a Party is required to make any disclosure of the other Party's Confidential Information, it will give at least thirty
               (30) days written, advance notice to the latter Party of such disclosure requirement. If a Party is required to disclose Confidential Information to comply with applicable laws or governmental regulations, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, such party may make such disclosure provided it gives prompt notice to the other Party, and provided it makes all reasonable efforts to comply with all administrative or other procedures or to establish a reasonable protective or similar order under which the confidential nature of the information will be maintained.

     5.3  Permitted Disclosures for Business Development Purposes.
          -------------------------------------------------------
          Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities, provided however, that any such recipient of such disclosure shall agree in writing to keep such terms confidential for the same time periods and to the same extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, DPC acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it becomes a public company as required by applicable U.S. law; provided however, that the terms and copy of this Agreement shall be redacted such that the extent of any such disclosure shall be limited to that which in the opinion of 3DP's legal counsel is legally required to be disclosed.

Article 6  PATENTS AND INFRINGEMENT

     6.1  Licensed Patents. 3DP shall prepare, file, prosecute and maintain the
          ----------------
          Licensed Patents at 3DP's expense and in a manner deemed appropriate in 3DP's sole judgment. 3DP agrees to keep DPC fully advised of the status of all Licensed Patents, upon reasonable written request from DPC.

     6.2  Infringement of the Licensed Patents by Third Parties. In the event
          -----------------------------------------------------
          that DPC becomes aware of any infringement by Third Parties of any of the Licensed Patents, subject to any confidentiality obligations DPC may have, DPC shall promptly notify 3DP. 3DP shall respond to any such infringement by Third Parties in a manner deemed appropriate by 3DP in its sole judgment.

     6.3  Third Party Patent Rights.  If any warning letter or other notice of
          -------------------------
          infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a patent of any Third Party with respect to operations under the Licensed Patents, the Parties shall promptly discuss and decide the best way to respond.

Article 7  REPRESENTATIONS AND WARRANTIES

     7.1  Authority. Each Party represents and warrants that it has the full
          ---------
          right, power and authority to execute, deliver and perform its obligations pursuant to this Agreement.

     7.2  No Conflicts.  Each Party represents and warrants that the execution,
          ------------
          delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

     7.3  No Existing Third Party Rights. The Parties represent and warrant that
          ------------------------------
          their obligations under this Agreement are not encumbered by any rights granted by either Party to any Third Parties, which are or may be inconsistent with the rights and licenses granted in this Agreement.

     7.4  No Unauthorized Operations Under Licensed Patents.  DPC represents and
          -------------------------------------------------
          warrants that it will not operate under the Licensed Patents at any Site not identified to 3DP pursuant to Article 3 of this Agreement.

     7.5  Continuing Representations. The representations and warranties of each
          --------------------------
          Party contained in this Article 7 shall survive the execution and delivery of this Agreement and shall remain true and correct at all times during the term of this Agreement with the same effect as if made on and as of such later date.

     7.6  Disclaimer of Warranties.  3DP MAKES NO REPRESENTATIONS AND EXTENDS NO
          ------------------------
          WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     7.7  3DP represents and warrants that Appendix A is accurate and complete
                                           ----------
          and identifies all patent rights owned by 3DP as of the Effective Date which are necessary for the use of the methods and technology claimed in the Licensed Patents in accordance with the license granted hereunder.

     7.8 DPC represents and warrants that as of the Effective Date, DPC is not operating under a valid, enforceable claim within the Licensed Patents. DPC further represents and warrants that it will not operate under a valid, enforceable claim within the Licensed Patents at any Site unless and until DPC activates a Site License pursuant to Section
          3.2 for that Site.

Article 8  TERM AND TERMINATION

     8.1  Term. This Agreement shall commence upon the Effective Date and
          ----
          terminate on April 1, 2000 unless extended pursuant to the provisions of Sections 2.3 and 3.2 of this Agreement.

     8.2  Termination for Breach. The failure by a Party to comply with any of
          ----------------------
          the material obligations contained in this Agreement shall entitle the other

          Party to give notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or diligent steps are not taken to cure if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60) day period, the Party alleged to have been in default shall have: (a) initiated arbitration in accordance with Section 9.1, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings.

     8.3  No Waiver. The right of a Party to terminate this Agreement, as
          ---------
          provided in Section 8.2, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

     8.4  Insolvency or Bankruptcy.

          (a) Either Party may, in addition to any other remedies available by law or in equity, terminate this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for 90 days undismissed, unbonded and undischarged.

          (b) All rights and licenses granted under or pursuant to this Agreement by DPC or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual property" as defined under
               Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either

               Parties under the U.S. Bankruptcy Code, the Parties hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.

     8.5  Termination by DPC. Subject to Section 8.6, DPC shall have the right
          ------------------
          to terminate the license granted hereunder upon written notice to 3DP or by failure to pay at least 1 annual Site License Fee in accordance with Sections 2.3 and 3.2.

     8.6  Survival of Obligations.  The termination or expiration of this
          -----------------------
          Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Sections 3.4 and 6.4 and Articles 4, 5, 9, 10 and 11 shall survive any termination of this Agreement.

Article 9 DISPUTE RESOLUTION

     9.1  Dispute Resolution.  Any dispute concerning or arising out of this
          ------------------
          Agreement or concerning the existence or validity hereof, shall be determined by the following procedure.

          (a) Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this contract or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis which takes into account the precise subject and nature of the dispute.

          (b) If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer ("CEO") of each Party or their designees for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such CEOs who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

          (c) If the matter has not been resolved utilizing the foregoing process, and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a panel of three arbitrators chosen in accordance with these Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

Article 10  INDEMNIFICATION

          (a) Indemnification of 3DP. DPC shall indemnify and defend 3DP and its Affiliates and the directors, officers, employees, agents and counsel of 3DP and such Affiliates and the successors and assigns of any of the foregoing (the "3DP Indemnitees"), and hold the 3DP Indemnitees harmless from and against any and all losses resulting from any claim, suit or proceeding brought by a Third Party against a 3DP Indemnitee, arising from or occurring as a result of the operations by DPC under the Licensed Patents; or the manufacture, import, use, offer for sale or sale of products developed in whole or in part through the operations by DPC under the Licensed Patents; except to the extent any such claim, suit or proceeding results from the breach of any of the provisions of this Agreement, negligence or willful misconduct of 3DP.

     10.2      Procedure. Any of the 3DP Indemnitees that intends to claim
               ---------
               indemnification under this Article 10 shall promptly notify DPC (the "Indemnitor") in writing of any loss in respect of which the 3DP Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that a 3DP Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such 3DP Indemnitee and the Indemnitor in such proceeding. The Indemnitor shall control the defense and/or settlement of any such loss, and the indemnity agreement in this Article 10 shall not apply to amounts paid in connection with any loss if such payments are made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the 3DP Indemnitee under this Article 10. At the Indemnitor's request, the 3DP Indemnitee under this Article 10, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any loss covered by this indemnification and provide true, correct and complete information with respect thereto.

Article 11  MISCELLANEOUS

     11.1      Entire Agreement.  This Agreement and its Appendices constitute
               ----------------
               and contain the entire understanding and agreement of the Parties respecting the subject matter of this Agreement and cancels and supersedes any all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.

     11.2      Further Actions.  Each Party agrees to execute, acknowledge and
               ---------------
               deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     11.3      Binding Effect.  This Agreement and the rights granted herein
               --------------
               shall be binding upon and shall inure to the benefit of 3DP, DPC and their successors and permitted assigns .

     11.4      Assignment.  This Agreement may be assigned by either Party in
               ----------
               connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     11.5      No Implied Licenses.  No rights to any other patents, know-how or
               -------------------
               technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

     11.6      No Waiver.  No waiver, modification or amendment of any provision
               ---------
               of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     11.7      Force Majeure.  The failure of a Party to perform any obligation
               -------------
               under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

     11.8      Independent Contractors.  Both Parties are independent
               -----------------------
               contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or DPC as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

     11.9      Notices and Deliveries.  Any formal notices, request, delivery,
               ----------------------
               approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, or delivery by registered letter (or its equivalent) or delivery by certified overnight courier service, to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

               If to DPC:

               Vice President, Product Planning and Acquisitions
               DuPont Pharmaceuticals Company
               974 Centre Road, Chestnut Run Plaza
               Wilmington, DE 19805
               Fax: 302-992-3040

               with a copy to:

               Associate General Counsel
               Legal Division
               DuPont Pharmaceuticals Company
               974 Centre Road, Chestnut Run Plaza, WR1028
               Wilmington, DE 19805
               Fax: 302-992-3999


               If to 3DP:

               3-Dimensional Pharmaceuticals, Inc.
               Eagleview Corporate Center
               665 Stockton Drive, Suite 104
               Exton, PA 10341

               ATTN:  Chief Executive Officer

               with a copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103

               ATTN: David R. King, Esq.

     11.10     Public Announcements. The Parties shall consult with each other
               --------------------
               and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. A joint press release to announce the signing of this Agreement is attached as Appendix B to this Agreement, and the Parties agrees
                           ----------
               to coordinate the dissemination of this press release. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with Article 5; however, neither Party shall use the name of the other Party for promotional purposes.

     11.11     Headings. The captions to the sections and articles in this
               --------
               Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     11.12     Severability. If any provision of this Agreement becomes or is
               ------------
               declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the date of this Agreement. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the date of this Agreement, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the date of this Agreement.

     11.13     No Consequential Damages.  IN NO EVENT SHALL EITHER PARTY OR ANY
               ------------------------
               OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHER WISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

     11.14     Applicable Law.  This Agreement shall be governed by and
               --------------
               interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

     11.15     Advice of Counsel.  DPC and 3DP have each consulted with counsel
               -----------------
               of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     11.16     Counterparts.  This Agreement may be executed in counterparts, or
               ------------
               facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

In WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.


3 DIMENSTIONAL                         DUPONT PHARMACEUTIALS
PHARMACEUTICALS, INC.                  COMPANY


By:  /s/ David C. U'Prichard           By: /s/ Paul A. Friedman
   ----------------------------           ------------------------

Name:  David C. U'Prichard, Ph.D.      Name:  Paul A. Friedman, M.D.

Title:  Chief Executive Officer        Title:  President, DuPont Pharmaceuticals
                                               Research Laboratories

                      Appendix A:  Licensed Patent Rights


-------------------------------------------------------------------------------------------------------------------------
    3DP                Application Number         Filing Date                             Title
    ---                -----------------          -----------                             -----
 Reference             or Patent Number           or Issue Date
 ---------             ----------------           -------------
-------------------------------------------------------------------------------------------------------------------------
1503.0010000           Patent No. 5,463,564   Issued October 31, 1995    System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.0010001           Patent No. 5,574,656   Issued November 12, 1996   System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.0010002           Patent No. 5,684,711   Issued November 4, 1997    System, Method, and Computer Program Product
                                                                         for at Least Partially Automatically Generating
                                                                         Chemical Compounds Having Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.0010003           Patent No. 5,901,069   Issued May 4, 1999         System, Method, and Computer Program Product
                                                                         for at LEAST PARTIALLY AUTOMATICALLY GENERATING
                                                                         Chemical Compounds Having Desired Properties From
                                                                         a List of Potential Chemical Compounds to
                                                                         Synthesize
-------------------------------------------------------------------------------------------------------------------------
1503.0010004           Appl. No. 09/213,156   Filed December 17, 1998    Method of Generating Chemical Compounds
                                                                         Having Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001AU00           Patent No. 688598      Issued September 17, 1998  System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503001AU10            Appl. No. 71886/98     Filed June 12, 1998        System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001CA00           Appl. No. 2,199,264    Filed September 11, 1995   System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001EP00           Appl. No. 95933748.6   Filed September 11, 1995   System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001HU00           Appl. No. P9801578     Filed September 11, 1995   System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001IL00           Patent No. 115292      Issued October 28, 1999    System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001IL10           Patent No. 125017      Issued October 28, 1999    Computer Based System and Method of
                                                                         Automatically Generating Chemical Compounds
-------------------------------------------------------------------------------------------------------------------------
1503.001IN00           Appl. No. 1068CAL95    Filed September 7, 1995    System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001JP00           Appl. No. 510247/1996  Filed September 11, 1995   System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001PC00           Appl. No.              Filed September 11, 1995   System and Method of Automatically Generating
                       PCT/US95/11365                                    Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------
1503.001TW00           Appl. No. 84109873     Filed September 26, 1995   System and Method of Automatically Generating
                                                                         Chemical Compounds with Desired Properties
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
    3DP                Application Number         Filing Date                                Title
    ---                ------------------         -----------                                -----
 Reference              Or Patent Number         or Issue Date
 ---------              ----------------         -------------
-------------------------------------------------------------------------------------------------------------------------------
1503.0200001           Appl. No. 08/963,870      Filed November 4, 1997    System, and Method, and Computer Program Product
                                                                           for Identifying Chemical Compounds Having Desired
                                                                           Properties
-------------------------------------------------------------------------------------------------------------------------------
1503.0200002           Appl. No. 08/963,872      Filed November 4, 1997    System, Method, and Computer Program Product for the
                                                                           Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
-------------------------------------------------------------------------------------------------------------------------------
1503.0200003           Appl. No. 09/073,845      Filed May 7, 1998         System, Method, and Computer Program Product for
                                                                           Representing Proximity Data in a Multi-Dimensional
                                                                           Space
-------------------------------------------------------------------------------------------------------------------------------
[**]
-------------------------------------------------------------------------------------------------------------------------------
1503.020AU01           Appl. No. 54407/98        Filed November 4, 1997    System, Method, and Computer Program Product for
                                                                           Identifying Chemical Compounds Having Desired
                                                                           Properties
-------------------------------------------------------------------------------------------------------------------------------
1503.020AU02           Appl. No. 51800/98        Filed November 4, 1997    System, Method, and Computer Program Product for the
                                                                           Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
-------------------------------------------------------------------------------------------------------------------------------
1503.020CA01           Appl. No. 2,269,669       Filed November 4, 1997    System, Method, and Computer Program Product for
                                                                           Identifying Chemical Compounds Having Desired
                                                                           Properties
-------------------------------------------------------------------------------------------------------------------------------
1503.020CA02           Appl. No. 2,270,527       Filed November 4, 1997    System, Method, and Computer Program Product for the
                                                                           Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
-------------------------------------------------------------------------------------------------------------------------------
1503.020EP01           Appl. No. 97948320.3      Filed November 4, 1997    System, Method, and Computer Program Product for
                                                                           Identifying Chemical Compounds Having Desired
                                                                           Properties
-------------------------------------------------------------------------------------------------------------------------------
1503.020EP02           Appl. No. 97946679.4      Filed November 4, 1997    System, Method, and Computer Program Product for the
                                                                           Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
-------------------------------------------------------------------------------------------------------------------------------
1503.020IL01           Appl. No. 129498          Filed November 4, 1997    System, Method, and Computer Program Product for
                                                                           Identifying Chemical Compounds Having Desired
                                                                           Properties
-------------------------------------------------------------------------------------------------------------------------------
1503.020IL02           Appl. No. 129728          Filed May 4, 1997         System, Method, and Computer Program Product for the
                                                                           Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
-------------------------------------------------------------------------------------------------------------------------------
1503.020JP01           Appl. No. 521902/1998     Filed November 4, 1997    System, Method, and Computer Program Product for
                                                                           Identifying Chemical Compounds Having Desired
                                                                           Properties
-------------------------------------------------------------------------------------------------------------------------------
1503.020JP02           Appl. No. 521903/1998     Filed November 4, 1997    System, Method, and Computer Program Product for the
                                                                           Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
-------------------------------------------------------------------------------------------------------------------------------
1503.020PC01           Appl. No.                 Filed November 4, 1997    System, Method, and Computer Program Product for the
                       PCT/US97/20918                                      Visualization and Interactive Processing and
                                                                           Analysis of Chemical Data
 -------------------------------------------------------------------------------------------------------------------------------
1503.020PC02           Appl. No.                 Filed November 4, 1997    System, Method, and Computer Program Product for
                       PCT/US97/20919                                      Identifying Chemical Compounds Having Desired
                                                                           Properties.
 -------------------------------------------------------------------------------------------------------------------------------
[**]
-------------------------------------------------------------------------------------------------------------------------------

     ** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                       Appendix B:  Joint Press Release



FOR IMMEDIATE RELEASE
For 3DP, Contact:                             For DuPont Contact:
-------------------------------------------------------------------------------
Business
Michael J. Wassil                              Thomas R. Barry
Chief Financial Officer                          302-992-5020
(610) 458-6073

Media
Jerry Parrot
Jerry Parrot & Associates
703-757-0950

                   DuPont and 3-Dimensional Pharmaceuticals
                     Announce Drug Discovery Collaboration

  -  DuPont also Licenses 3DP's DirectedDiversity(R) Drug Discovery Patents-

Exton, PA and Wilmington, DE - February XX, 2000 - DuPont Pharmaceuticals Company, a wholly-owned independent subsidiary of DuPont (NYSE: DD), and 3-Dimensional Pharmaceuticals, Inc. (3DP) today announced a strategic collaboration in which 3DP will use its proprietary DirectedDiversity technology to assist DuPont Pharmaceuticals in the discovery of innovative new drugs for specific biological targets.

3DP will apply its iterative drug discovery process to generate custom combinatorial chemistry libraries based on molecules and information provided by DuPont Pharmaceuticals and will optimize those molecules into preclinical drug candidates. DuPont Pharmaceuticals will be responsible for preclinical and clinical development, marketing and sales of the resulting products.

For the initial target, 3DP will receive payments of up to $9 million, including an up-front technology access fee, research and development funding and milestone payments. 3DP will also receive royalties on sales of resulting products and will be eligible to receive additional payments if more than one target is selected to be included in the collaboration.

The parties also announced an additional agreement in which DuPont Pharmaceuticals will obtain a non-exclusive license to 3DP's proprietary DirectedDiversity(R) drug discovery patents. Under the license agreement, DuPont Pharmaceuticals will receive a non-exclusive license to 3DP's DirectedDiversity(R) patents in support of DuPont Pharmaceuticals internal research Programs, and will pay an annual Site License fee for each DuPont Pharmaceuticals facility using the technology.

DuPont Pharmaceuticals is committed to aggressive exploration and use of leading-edge discovery technologies to speed the process of research and development and to improve the quality of new drugs entering clinical trials," said Paul Friedman, M.D., President of DuPont Pharmaceuticals Research Laboratories.

David C. U'Prichard, Ph.D., Chief Executive Officer of 3-Dimensional Pharmaceuticals, noted that 3DP's technology platform allows the company to discover and refine drugs against a wide range of molecular targets more quickly than conventional approaches. "DuPont is one of the great pioneering research-based companies, and we are particularly pleased with this important recognition of 3DP's proprietary DirectedDiversity(R) drug discovery process. Our scientists look forward with great anticipation to working with their colleagues at DuPont Pharmaceuticals," he said. "We are confident that the collaboration we are announcing today will prove productive for both parties".

DirectedDiversity(R) Chemi-Informatic Technology uses proprietary computer algorithms to design, select and iteratively refine combinatorial libraries of novel, small-molecule drugs based on screening "hits" obtained from 3DP or other screening libraries, target-protein 3D structures, or pharmacophore models derived from lead compounds.

To prime the discovery process, 3DP has synthesized DirectedDiversity(R) Screening Libraries totaling more than 200,000 individually synthesized drug-like compounds. These compounds represent proven pharmacophore classes and constitute an optimally diverse sampling of the DirectedDiversity(R) Accessible Compound Libraries, which now total more than 1.5 billion compounds, each of which is available for on-demand synthesis using parallel synthesis technology.

DirectedDiversity(R) is a major component of 3DP's DiscoverWorks, which provides a uniquely integrated platform for the high-throughput synthesis, screening, and optimization of chemical compounds. DiscoverWorks can be applied flexibly to a wide range of molecular targets identified through genome sequencing efforts - even in situations where the target's biological function is ambiguous or unknown. DiscoverWorks enhances the efficiency of conventional drug discovery, making the process more rapid and reliable.

Earlier this year, 3DP received the fourth in a series of patents covering its DirectedDiversity(R) process. DirectedDiversity(R) controls and manages the overall information flow for combinatorial drug discovery and provides the computational tools needed to optimize drug properties rapidly using parallel automated chemical synthesis. 3DP has a flexible licensing program available to those companies interested in obtaining licenses to its DirectedDiversity(R) patent portfolio.

Based in Wilmington, Delaware, DuPont Pharmaceuticals is a worldwide business that focuses on research, development and delivery of pharmaceuticals to treat unmet medical needs in the fight against HIV, cardiovascular disease, central nervous system disorders, cancer and inflammatory diseases. The company also is a leader in medical imaging.

DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition, health care, apparel, home and construction, electronics, and transportation. Founded in 1802, the company operates in 65 countries and has 97,000 employees.

3-Dimensional Pharmaceuticals, Inc. (http://www.3dp.com) is a leading innovator in drug discovery. The company has developed a proprietary technology platform known as DiscoverWorks, which uniquely integrates structure-based drug design, combinatorial chemistry and high-throughput screening. DiscoverWorks reduces discovery costs, increases the rate of success and enhances the ultimate commercial value of a drug development pipeline. 3DP is using its proprietary technology both in collaboration with other companies and in its own research programs, which currently target orally active small-molecule pharmaceuticals to treat cardiovascular disease and cancer.